UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

REALBIZ MEDIA GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2690 Weston Road, Suite 200
Weston, FL 33331
Telephone: (954) 888-9779

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of RealBiz Media Group, Inc.:

This Information Statement is furnished to the stockholders of RealBiz Media Group, Inc., a Delaware corporation (“Realbiz” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting power authorizing the Board of Directors to amend the Corporation’s Certificate of Incorporation to increase the amount of its authorized common stock from 125 million to 250 million and to increase the amount of shares designated as Series A Preferred Stock from 100 million and 120 million.  On July 31, 2014, RealBiz obtained the approval of the amendments to the Certificate of Incorporation by written consent of a stockholder that is the record owner of 93 million shares of Series A Preferred Stock which represents 93 million votes or approximately 55.5% of the voting power of the Company as of August 18, 2014.  The amendments to the Certificate of Incorporation cannot be effectuated until 20 days after the mailing of this Information Statement and the filing of an amendment to RealBiz’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

REALBIZ IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on August 18, 2014 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about September 5, 2014.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ William Kerby

William Kerby

Chief Executive Officer

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This information statement is being furnished to all holders of the common stock of RealBiz in connection with the proposed action by Written Consent to authorize the board of directors to carry out the increase in authorized amount of the common stock and Preferred Series A stock of the Corporation.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of RealBiz, in connection with resolutions of the Board of Directors and the written consent of the holder of 55.5%% of the voting rights of the stockholders of RealBiz and 98.9% of the voting rights of the Series A Preferred Stock. This information statement provides public notice of the approval and authorization of the Board of Directors of the Corporation, as approved by the written consent of the holder of 55.5%% of the voting rights of the stockholders of RealBiz and 98.9% of the voting rights of the Series A Preferred Stock of RealBiz, to effectuate the amendment to the Certificate of Incorporation to increase the amount of its authorized common stock from 125 million to 250 million and to increase the amount of shares designated as Series A Preferred Stock from 100 million to 120 million (the “Amendment”).

The Board of Directors has unanimously approved the Amendment and a stockholder owning in excess of a majority of the outstanding voting securities of RealBiz, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholder will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of required amendments to the Certificate of Incorporation with the Delaware Secretary of State's office.

The Quarterly Report on Form 10-Q for quarterly periods ended January 31, 2014 and April 30, 2014 and the Annual Report on Form 10-K for the year ended October 31, 2013, and any reports on Form 8-K filed by RealBiz during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s website at www.sec.gov in the Edgar Archives. RealBiz is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information,” below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK FROM 125 MILLION TO 250 MILLION AND TO INCREASE THE DESIGNATED NUMBER OF SHARES OF SERIES A PREFERRED STOCK FROM 100 MILLION TO 120 MILLION

Purpose: RealBiz’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize the Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 125 million shares to 250 million shares (the “Common Increase”) and to increase the number of shares of preferred stock designated as Series A Preferred Stock from 100 million shares to 120 million shares (the “Preferred Increase”). RealBiz’s Certificate of Incorporation, as currently in effect, authorizes RealBiz to issue up to 125 million shares of common stock, par value $0.001 per and One Hundred Twenty-Five Million (125,000,000) shares which may be designated as common or preferred stock, $.001 par value per share. The board of directors has proposed an increase in the number of authorized shares of the common stock and shares designated as Series A Preferred Stock of RealBiz and a stockholder holding in excess of 98.9% of the Series A Preferred Stock outstanding voting power which represents in excess of 55.5% of the outstanding voting power has approved the filing of the Amendment.  Upon the filing of the Amendment, RealBiz will be authorized to issue 250 million shares of common stock $.001 par value and the number of shares of preferred stock designated as Series A Preferred Stock will increase to One Hundred Twenty Million (120,000,000) and par value, will remain the same.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock and designating additional shares of preferred stock as Series A Preferred Stock is in the best interest of RealBiz and its stockholders in that it will provide RealBiz with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings. On August 18, 2014, RealBiz had 73,550,120 shares of common stock available for issuance after taking into account all shares reserved of convertible securities and 94,016,400 shares of Series A Preferred Stock outstanding and issued that convert to common stock.

On August 18, 2014, RealBiz had debt in an outstanding principal balance of $60,000 convertible into 400,000 shares of common stock. In addition, RealBiz’s Series A preferred shares convert into shares of common stock at a rate of 1 shares of common stock for each share of preferred stock. Using the August 18, 2014 numbers, if all of RealBiz’s outstanding debt, warrants and preferred stock were to convert to common stock, RealBiz would be required to issue approximately an additional 112,000,000 shares, leaving very few shares available for issuance if a corporate opportunity were to present itself. The board of directors believes that it is in RealBiz's and RealBiz's stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable RealBiz to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock.

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The board of directors has no immediate plans, understandings, agreements or commitments to issue any of the additional but unissued shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms, if the security holders should request conversion. Although RealBiz has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, RealBiz may issue shares of common stock in connection with such a financing.  The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of RealBiz, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of RealBiz are then listed. Under RealBiz’s Certificate of Incorporation, the RealBiz stockholders do not have preemptive rights to subscribe to additional securities which may be issued by RealBiz, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of RealBiz in order to maintain their proportionate ownership of RealBiz's stock.

Effect:  Issuance of any additional shares of common stock and preferred stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock and preferred stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock and the designated shares of Series A Preferred Stock will have voting and other rights identical to those of the currently issued Series A Preferred Stock. However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional common stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of RealBiz by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of RealBiz and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for RealBiz stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting RealBiz’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of RealBiz’s business. However, the board of directors is not aware of any attempt to take control of RealBiz and the board of directors did not propose the increase in RealBiz's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of current holders of the RealBiz stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote and each share of Series A Preferred Stock will continue to entitle its owner to 1 vote. As a result of the increased authorization, the potential number of shares of common stock and Series A Preferred Stock outstanding and designated will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSALS

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock and Series A Preferred Stock remaining available for issuance may not be sufficient to take advantage of future opportunities. Accordingly, our board of directors believes that it is in RealBiz’s best interests to authorize the increase in the number of authorized shares of common stock and Series A Preferred Stock as proposed. The increase in the number of authorized shares of common stock and Series A Preferred Stock is recommended by RealBiz’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of RealBiz.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO AMEND OUR CERTIFICATE OF INCORPORATION AND OUR SERIRES A PRFERED CERTIFICATE OF DESIGNATION?

A. The board of directors has approved the proposed Amendment, if the board of directors deems it advisable, and in the best interests of RealBiz and the best interests of the current stockholders of RealBiz.

Q. WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the Common Increase, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. To approve the Preferred Increase, the affirmative vote of a majority of the voting rights of the Series A Preferred Stock is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the Series A Preferred Stock which represents a majority of the voting securities of RealBiz.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. RealBiz will pay for the delivery of this information statement.

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Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: William Kerby, Chief Executive Officer of RealBiz Media Group, Inc., 2690 Weston Road, Suite 200, Weston, Florida 33331, telephone (954) 888-9779.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the “Delaware Law”) do not provide for dissenter's rights in connection with the proposed amendment of the Certificate of Incorporation to effectuate a reverse stock split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on August 18, 2014 as the record date for the determination of the common stockholders entitled to notice of the action by written consent. As of August 18, 2014, RealBiz had issued and outstanding 73,550,120 shares of common stock and 94,009,762 shares of Series A Preferred Stock. Stockholders holding a controlling interest equaling in excess of fifty percent (50%) of the Series A Preferred Stock which represents at least a majority of the voting rights of the securities of RealBiz, as of the record date have consented to the action required to carry the proposed Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our issued and outstanding common stock as of August 18, 2014, after giving effect to the Exchange Transaction, by (i) each of our named executive officers; (ii) each of our directors; and (iii) all of our executive officers, directors and director nominees as a group. Ownership percentages are based on 73,550,120 shares of common stock issued and outstanding as of the close of business on August 18, 2014. Based on that information available to us, as of that date, no person is a beneficial owner of more than 5% of our common stock other than Next 1 Interactive, Inc., Acknew Investments, Inc., Josephine Pottinger, Bill Kerby, Don Monaco, Mike Craig and Robert A. Buntz, Jr.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. Except as otherwise noted below, the address for each director or officer listed in the table is c/o RealBiz Media Group, Inc., 2690 Weston Road, Suite 200, Weston, FL 33331.

Name and Address	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned	Percentage of Total Voting Power (1)
Next 1 Interactive, Inc. (2)	93,000,000	55.8%	55.5%
Acknew Investments, Inc. (3)	12,145,925	16.5%	7.2%
Josephine Pottinger	3,999,950	5.4%	2.4%
Robert A. Buntz, Jr. (4)	5,284,369	7.2%	3.2%
William Kerby (5)	9,856,110	11.8%	*
Don Monaco (6)	39,250,000	34.8%	*
Adam Friedman (7)	1,380,000	1.8%	*
Warren Kettlewell (8)	3,314,030	4.3%	*
Michael Craig (9)	3,722,660	5.0%	2.0%
Doug Checkeris (10)	600,000	*	*
Keith White (11)	400,000	*	*
Pat LaVecchia (12)	93,333	*	*

All current directors and officers as a group (13)	58,616,133	45.6%	35.0%

______________________

*	less than one percent.

(1)	Percentage of Total Voting Power is based on 167,566,520 votes and includes voting rights attached to all Common Shares Outstanding and all Preferred Shares Outstanding that can convert to Common Shares. As of August 18, 2014, there were 73,550,120 shares of Common Stock Outstanding and 94,016,400 shares of Series A stock issued and outstanding and convertible into 94,016,400 shares of common stock. Each shares of Series A stock is entitled to one vote for each share of common stock that would be issuable upon conversion of such share. The total voting power excludes warrants, accrued salaries of the Company, outstanding debt of the Company, outstanding debt of Company’s Parent Company, Next 1 Interactive, Inc., and Preferred Shares of Next 1 Interactive, Inc. each of which can be converted into Common Shares of the Company.

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(2)

Next 1 Interactive, Inc. holds 93,000,000 shares of Series A Stock that was issued in the Exchange Transaction which represents 98.9% of the issued and outstanding shares of Series A Stock. As of August 18, 2014, Next 1 Interactive owned 93,000,000 shares of Series A stock issued and outstanding and convertible into 93,000,000 shares of common stock. Each shares of Series A stock is entitled to one vote for each share of common stock that would be issuable upon conversion of such share. Next 1 is deemed to beneficially own 55.8% of the common stock which represents a right to vote 55.5% of the aggregate outstanding voting shares.

(3)

Acknew Investments, Inc., an entity controlled by Harry Hart, were former controlling owners of the Company. Acknew Investments, Inc.’s is deemed to beneficially own 16.5% of the common stock which represents a right to vote 7.2% of the aggregate outstanding voting shares.

(4)	Mr. Buntz is a former Chief Executive Officer and a former Director of the Company.

(5)	Mr. Kerby is our Chairman of the Board and Chief Executive Officer, and has held such position since the closing of the Exchange Transaction. Mr. Kerby owns 709,611 shares of Next 1 Series A Preferred Stock which can be converted into 7,096,110 shares of the Company’s Common Stock. Mr. Kerby, through a company that he controls, owns 100,000 shares of Next 1 Series A Preferred Stock which can be converted into 1,000,000 shares of the Company’s Common Stock. Mr. Kerby also has $176,000 of unpaid and accrued salary that can be converted into shares of Next 1 Series C Preferred Stock which can be converted into 1,760,000 shares of the Company’s Common Stock. Mr. Kerby also serves as the Chief Executive Officer of Next 1.

(6)	Mr. Monaco is a director of the Company, and has held such position since the closing of the Exchange Transaction. Mr. Monaco owns 1,075,000 shares of Next 1 Series A Preferred Stock which can be converted into 10,750,000 shares of the Company’s Common Stock. Mr. Monaco also has debt of $1,075,000 with Next 1 which can be converted into 21,500,000 shares of the Company’s Common Stock. Mr. Monaco also has warrants that can convert into 7,000,000 shares of the Company’s Common Stock. Mr. Monaco also serves as a director of Next 1.

(7)	Mr. Friedman is our Chief Financial Officer, and has held such position since the closing of the Exchange Transaction. Mr. Friedman owns 15,000 shares of Next 1 Series D Preferred Stock which can be converted into 500,000 shares of the Company’s Common Stock. Mr. Friedman also has $88,000 of unpaid and accrued salary that can be converted into shares of Next 1 Series C Preferred Stock which can be converted into 880,000 shares of the Company’s Common Stock. Mr. Friedman also serves as the Chief Financial Officer of Next 1.

(8)	Mr. Kettlewell is a director of the Company. Mr. Kettlewell beneficially owns 331,403 shares of Next 1 Series A Preferred Stock which can be converted into 3,314,030 shares of the Company’s Common Stock. Mr. Kettlewell also serves as a Director of Next 1.

(9)	Mr. Craig is a director of the Company. Mr. Craig beneficially owns 3,000 shares of Next 1 Series B Preferred Stock which can be converted into 300,000 shares of the Company’s Common Stock. Mr. Craig also beneficially owns 3,341,330 shares of the Company’s Common Stock and warrants to purchase and additional 81,330 shares. Mr. Craig also serves as a Director of Next 1.

(10)	Mr. Checkeris is our Acting Chief Marketing Officer and a director of the Company, and has held such position since the closing of the Exchange Transaction. Mr. Checkeris owns 12,000 shares of Next 1 Series C Preferred Stock which can be converted into 600,000 shares of the Company’s Common Stock. Mr. Checkeris also serves as a Director of Next 1.

(11)	Mr. White through a Company is the principal owner of Marketplace Home Mortgage, LLC, owns 200,000 shares of the Company’s Common Stock and a warrant for 200,000 of the Company’s Common Stock.

(12)	Mr. LaVecchia is a director of the Company. Mr. LaVecchia beneficially owns 2,800 shares of Next 1 Series B Preferred Stock which can be converted into 93,333 shares of the Company’s Common Stock. Mr. LaVecchia also serves as a Director of Next 1.

(13)	Consists of Messrs. Kerby, Monaco, Friedman, Kettlewell, Craig, Checkeris, White, and LaVecchia.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

 INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended October 30, 2013 and quarterly reports on Form 10-Q for the past quarters ended January 31, 2014 and April 30, 2014, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

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Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 2690 Weston Road, Suite 200 Weston, Florida 33331 stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: September 4, 2014

By Order of the Board of Directors

/s/ William Kerby

William Kerby, Chief Executive Officer

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APPENDICES

Exhibit A-Written Consent of a majority of the stockholders

Exhibit B- Certificate of Amendment to the Certificate of Incorporation

Exhibit C – Certificate of Amendment to the Certificate of Designations for Series A Preferred Stock

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Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF A

MAJORITY OF THE STOCKHOLDERS OF

REALBIZ MEDIA GROUP, INC.

The undersigned, being a majority of the stockholders of RealBiz Media Group, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate an increase of the Corporation’s common stock from 125 million to 250 million; and

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate an increase of the Corporation’s Series A Preferred Stock from 100 million to 120 million.

RESOLVED, THEREFORE, that an increase in the Corporation’s common stock from 125 million to 250 million, be, and hereby is, approved; and

RESOLVED FURTHER, that an increase in the Corporation’s Series A Preferred Stock from 100 million to 120 million, be, and hereby is, approved.

IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation have executed this Statement of Action by Written Consent as of the 18 day of August, 2014.

/s/ Next 1 Interactive, Inc.

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Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

REALBIZ MEDIA GROUP, INC.

RealBiz Media Group, Inc. (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation on July 31, 2014, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Paragraphs A and B of Section 4 of the Certificate of Incorporation of this Corporation be amended as follows:

4. Number of Shares.

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Three Hundred Seventy Five Million (375,000,000) shares consisting of: Two Hundred Fifty Million (250,000,000) shares of common stock, $.001 par value per share; and One Hundred Twenty-Five Million (125,000,000) shares which may be designated as common or preferred stock, $.001 par value per share.

B. The preferred stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is authorized from time to time to establish and designate any such series of preferred stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following: (i) the designation of the series; (ii) the number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein; (iii) the dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof; (iv) the redemption rights, if any, and price or prices for shares of the series; (v) the terms and amounts of any sinking fund provided for the purchase or redemption of the series; (vi) the relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (vii) whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (viii) the voting rights, if any, of the holders of such series; and (ix) such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

All other aspects of Article 4 shall remain unchanged.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by William Kerby, its Chief Executive Officer, this ____ day of September, 2014.

/s/ William Kerby
William Kerby Chief Executive Officer

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Exhibit C

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
PREFERENCES AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
REALBIZ MEDIA GROUP, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

The undersigned, for the purpose of amending the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of RealBiz Media Group, Inc. (the “Corporation”), filed with the Secretary of State of the State of Delaware on October 10, 2012 (the “Certificate of Designations”), pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY, as follows:

FIRST: That the Certificate of Designations is hereby amended and restated in its entirety as follows:

1.                  Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Stock”) and the number of shares constituting the Series A Stock shall be 120,000,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series A Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series A Stock.

2.                  Ranking. The Series A Stock shall rank, as to the payment of dividends and the distribution of the assets upon liquidation, dissolution or winding up of the Corporation: (a) senior to the Common Stock, and (b) senior to or on parity with all other classes and series of the Corporation’s preferred stock.

3.                  Dividends. From and after the date of the issuance of any shares of Series A Stock, dividends at the rate of ten percent (10%) per annum shall accrue on the Stated Value of the Series A Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the “Accruing Dividends”). The Stated Value of the Series A Stock shall be $0.05 per share and the par value shall be $.001 per share. The Accruing Dividends will be declared by the Board of Directors on a quarterly basis on January 31, April 30, July 31 and October 31 of each calendar year. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. At the election of the Corporation, the Corporation may satisfy its obligations hereunder to pay dividends on the Series A Stock by issuing shares of Common Stock to the holders of Series A Stock on a uniform and prorated basis. In any such case, the number of shares required to satisfy dividend-payment obligations hereunder shall equal 120% of the quotient obtained by dividing the (i) the amount of dividend-payment obligations to be satisfied by (ii) the average Trading Price of the Common Stock on the ten (10) trading days immediately preceding the date on which the Corporation elects to satisfy dividend-payment obligations through the issuance of the shares of Common Stock, as reported by Bloomberg L.P. The Corporation shall notify the holders in writing within two days of any election by the Corporation to issue Common Stock in satisfaction of dividend-payment obligations hereunder.

4.                  Liquidation Preference.

(a)                 In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Corporation, (b) any acquisition of the Corporation by means of a consolidation, stock exchange, stock sale, merger or other form of corporate reorganization of the Corporation with any other entity in which the Corporation’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Corporation, whether voluntary or involuntary (each such event in clause (a), (b) or (c), a “Liquidation Event”), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Corporation (the “Net Assets Available for Distribution”). The holders of the Series A Stock then outstanding shall be entitled to be paid out of the Net Assets Available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the “Series A Liquidation Amount”). A transaction shall not constitute a Liquidation Event if its sole purpose is (y) to change the state of the Corporation’s incorporation or (z) to create a holding company that will have substantially similar series and classes of shares with the same terms as existed immediately prior to the transaction and be owned in the same proportions by the persons or entities who held this Corporation’s securities immediately prior to such transaction, provided such transaction is approved by the Board. The holders of a majority of the shares of Series A Stock, voting as a single class on an as-converted basis, may vote to determine that any transaction listed above as a Liquidation Event shall not constitute a Liquidation Event for purpose of this Section 4.

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(b)                If the Net Assets Available for Distribution to holders of shares of the Series A Stock upon such Liquidation Event shall be insufficient to pay the Series A Liquidation Amount to the holders of shares of the Series A Stock, then such Net Assets Available for Distribution shall be distributed among the holders of shares of the Series A Stock ratably in proportion to the respective amounts to which they otherwise would be entitled.

(c)                After distribution, if any, of proceeds to the holders of shares of Series A Stock pursuant to the foregoing, all remaining funds or other property of the Corporation, if any, shall be distributed pro rata among the holders of the Common Stock and the holders of all preferred stock of the Corporation on an as-if-converted basis.

(d)                Whenever any distribution provided for in this Section 4 shall be payable in securities or property other than cash, then the value of such distribution shall be the fair market value of such distribution as determined in good faith by the Board of Directors, except that any publicly traded securities to be distributed to stockholders will be valued as follows:

(i)      Securities not subject to an investment letter or other similar restrictions on free marketability:

(1)     If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three calendar days prior to the closing; and

(2)     If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three calendar days prior to the closing.

(ii)     The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 4(d)(i)(A) and (B) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

5.            Voting.

(a)           General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Stock shall be entitled to voting rights and powers equal to the number of whole shares of Common Stock into which the shares of Series A Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Each share of Series A Stock (including fractional shares) shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded down to the nearest whole number. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Stock shall vote together with the holders of Common Stock as a single class.

(b)          Series A Stock Protective Provisions; Waivers. In addition to any other vote or consent required herein or by law, the vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Stock, voting together as a single class on an as-converted basis, in the aggregate and given in writing or by vote at a meeting, shall be required for the Corporation to:

(i)   amend, modify, add, repeal or waive any provision of this Certificate of Designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series A Stock; provided, that the Corporation may amend or restate this Certificate of Designation to correct any typographical, clerical or scrivener’s error without any approval required from the holders of Series A Stock;

(ii)  authorize, create or issue shares of any class of stock having rights, preferences or privileges superior or senior to the Series A Stock;

(iii) issue additional shares of Preferred Stock after the closing of the transactions contemplated by that certain Share Exchange Agreement by and between the Corporation and Next 1 Interactive, Inc., dated as of April 3, 2012; provided, that issuances of additional shares of Preferred Stock that are specifically contemplated herein shall be permitted (including without limitation issuances pursuant to Section 11), and issuances of additional shares of Preferred Stock upon the conversion of debt of the Corporation shall also be permitted;

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(iv) amend the Certificate of Incorporation of the Corporation in a manner that adversely and materially affects the rights of the Series A Stock; or

(v)   recapitalize, split, combine or reclassify any shares of capital stock of the Corporation.

In addition, the vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Stock, voting together as a single class on an as-converted basis, in the aggregate and given in writing or by vote at a meeting, shall be required for any waiver of any of the protective provisions contained in subparagraphs (i) through (v) above.

6.            Conversion. Each share of Series A Stock shall be convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. The initial conversion price for the Series A Stock (the “Conversion Price”) shall be equal to $1.00 per share. The Conversion Price from time to time in effect is subject to adjustment as hereinafter provided in Section 7 (the “Adjustments”).

7.            Adjustments.

(a)           Conversion Price. If at any time or from time to time after the date on which any Series A Stock is issued, the Corporation shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)           Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time after the date on which any Series A Stock is issued, there is any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Corporation (other than a Liquidation Event), as part of such capital reorganization, provision shall be made so that (i) the holders of Series A Stock shall thereafter have the right to receive, upon conversion of such Series A Stock, the number of shares of stock or securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Stock would have been entitled in connection with such capital reorganization if such holder had converted its Series A Stock immediately prior to such transaction, subject to adjustment in respect of such stock or securities by the terms thereof.

8.             Mechanics of Conversion. In order to exercise the conversion privilege, a holder of Series A Stock shall surrender the certificate representing such Series A Stock to be converted, if any, to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares. Series A Stock shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of such holder of such shares of Series A Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates representing the number of shares of Common Stock issuable upon conversion, rounded down to the nearest full share, and a certificate or certificates for the balance of the Series A Stock surrendered, if any, not so converted into Common Stock. Notwithstanding the foregoing, in case of any Liquidation Event, unless the Corporation has received notice of election for conversion and the stock certificate or certificates prior to such time, such right of conversion for any holder of Series A Stock subject to such Liquidation Event shall cease and terminate at the close of business on the business day fixed for payment of the amount payable to such holders of the Series A Stock pursuant to this Certificate of Designation unless the Corporation shall thereafter default in the payment of the Series A Liquidation Amount, in which case the holder shall be entitled to conversion until such default is cured by the Corporation. No fractional shares of Common Stock will be issued by conversion of Series A Stock or payment of dividends. In lieu of any fractional shares to which the holder would be otherwise entitled, the Corporation will pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Series A Stock held by each holder of Series A Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. To the extent permitted by law, the Board may in its discretion determine not to issue certificates representing Series A Stock.

9.             Reservation of Stock Issuable Upon Conversion. The Corporation shall use its commercially reasonable best efforts at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation will use commercially reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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10.           Notice Regarding Conversion Price Adjustments. Upon any adjustment of the Conversion Price for the Series A Stock under Section 7, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Series A Stock at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

11.           Common Stock Defined. As used in this Amended and Restated Certificate of Designations, the term “Common Stock” shall mean and include the Corporation’s presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall have the right to vote on all matters submitted to the stockholders of the Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of this Corporation; provided that the shares receivable pursuant to conversion of the Series A Stock shall include shares designated as Common Stock of this Corporation as of the date of issuance of such Series A Stock.

12.           Reacquired Shares. Any shares of Series A Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors as permitted by the Corporation’s Certificate of Incorporation or as otherwise permitted under Delaware law.

SECOND: That the foregoing amendment was duly authorized by the Board of Directors of the Corporation and by the written consent of the stockholders of the corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, RealBiz Media Group, Inc. has caused this Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed this ____ day of September, 2014.

RealBiz Media Group, Inc.

By:	/s/ William Kerby
Name:	William Kerby.
Title:	Chief Executive Officer

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